EXHIBIT 10.17

FORM OF
UGI CORPORATION
2021 INCENTIVE AWARD PLAN
NONQUALIFIED STOCK OPTION AWARD AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

This STOCK OPTION GRANT, dated ___________ (the “Date of Grant”), is delivered by UGI Corporation (“UGI” or “Company”) to ___________ (the “Participant”).

RECITALS
The UGI Corporation 2021 Incentive Award Plan (the “Plan”), provides for the grant of options to purchase shares of common stock of UGI. The Board of Directors of UGI (the “Board”) has decided to make a stock option grant to the Participant subject to the terms of the Plan and in the attached Terms and Conditions. Each capitalized term not defined herein shall have the meaning assigned to such term in the Plan.
NOW, THEREFORE, the parties to this Award Agreement, intending to be legally bound hereby, agree as follows:
1.Grant of Option. Subject to the terms and conditions set forth in this Award Agreement and in the Plan, UGI hereby grants to the Participant a nonqualified stock option (the “Option”) to purchase______ shares of common stock of UGI (“Shares”) as specified in the Grant Summary at an exercise price of $_______ per Share. The Option shall be fully vested and exercisable on the Date of Grant.
2.Term of Option.
(a)The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period (5:00 p.m. EST on January 27, 2032), unless it is terminated at an earlier date pursuant to the provisions of this Award Agreement or the Plan.
(b)The Option, to the extent that it has not previously been exercised, will terminate on the date the Participant Separates from Service. However, if the Participant ceases to provide service to the Company by reason of one of the following events, the Option held by the Participant will thereafter be exercisable pursuant to the following terms:
(i)Retirement. If a Participant Separates from Service on account of Retirement, the Option held by such Participant will continue in effect and terminate upon the expiration date of the Option.
(ii)Disability. The Administrator shall have sole discretion to determine whether or not a Participant is “disabled.” If a Participant is determined to be “disabled” by the Administrator, the Option held by such Participant may be exercised at any time prior to the earlier of the expiration date of the Option or the expiration of the 36-month period following the Participant’s Separation from Service on account of disability.
(iii)Death. In the event of the death of a Participant while serving as a non-employee director or employee of the Company or its Subsidiaries, the Option held by such Participant may be exercised at any time prior to the earlier of the expiration date of the Option or the expiration of the 12-month period following the Participant’s death. Such Option may be exercised by the personal representative of the Participant’s estate, or the personal representative under applicable law if the Participant dies intestate.
3.Exercise Procedures.
(a)The Participant may exercise part or all of the exercisable Option through Morgan Stanley or any other mechanism approved by the Board or its delegate. Payment of the exercise price must be made prior to issuance of the Shares. The Participant shall pay the exercise price (i) in cash, (ii) by “net exercise,” which is the surrender of shares for which the Option is exercisable to the Company in exchange for a distribution of Shares equal to the amount by which the then fair market value of the Shares subject to the exercised Option exceeds the applicable Option Price, (iii) by payment through a broker in accordance with procedures acceptable to the Committee and permitted by Regulation T of the Federal Reserve Board (iv) through a combination of the above methods or (v) by such other method as the Committee may approve. The Committee may impose such limitations as it deems appropriate on the use of Shares to exercise the Option.
(b)The obligation of UGI to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as UGI’s counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. UGI may require that the Participant (or other person exercising the Option after the Participant’s death) represent that the Participant is purchasing Shares for the Participant’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as UGI deems appropriate.
(c)All obligations of UGI under this Award Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable.
4.Definitions. Whenever used in this Award Agreement, the following terms shall have the meanings set forth below:
(a)“Committee” means the Compensation and Management Development Committee of the Board.
(b)“Retirement” means a Non-Employee Director’s Separation from Service after (1) attaining age 65 with five or more years of service with the Company, or (2) ten or more years of service with the Company.
(c)“Separates from Service” means the Non-Employee Director’s termination of service as a non-employee director and as an employee of the Company for any reason other than death and disability and shall be determined in accordance with section 409A of the Code.
5.Change in Control. If a Change in Control occurs, the Committee may take such actions with respect to the Option as it deems appropriate pursuant to the Plan.
6.Restrictions on Exercise. Except as the Committee may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option shall be exercisable by the Participant’s estate, to the extent that the Option is exercisable pursuant to this Award Agreement.

7.Grant Subject to Plan Provisions and Company Policies.
(a)    This Award is made pursuant to the Plan, which is incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) the registration, qualification or listing of the Shares, (ii) changes in capitalization of the Company and (iii) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
(b)    All Shares issued pursuant to this grant shall be subject to any applicable policies implemented by the Board as in effect from time to time.
8.No Other Rights Conferred. The grant of the Option shall not confer upon the Participant any right to be retained by or in the service of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s service at any time.
9.No Shareholder Rights. Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.
10.Assignment and Transfers. The rights and interests of the Participant under this Award Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.
11.Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.
12.Notice. Any notice to UGI provided for in this instrument shall be addressed to UGI in care of the Corporate Secretary at UGI’s headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
IN WITNESS WHEREOF, UGI has caused its duly authorized officers to execute and attest this Award Agreement, and the Participant has executed this Award Agreement, effective as of the Date of Grant.

Attest:	UGI Corporation By:
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    I hereby (i) acknowledge receipt of the Plan incorporated herein, (ii) acknowledge that I have read the Award Agreement and understand the terms and conditions of it, (iii) accept the Award described in the Award Agreement, (iv) agree to be bound by the terms of the Plan and the Award Agreement, and (v) agree that all the decisions and determinations of the Board or the Committee shall be final and binding on me and any other person having or claiming a right under this Award.

Last Name, First Name
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